UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) February 4, 2003

                               Axeda Systems Inc.
         --------------------------------------------------------------
               (Exact name of registrant as specified in charter)



                          DELAWARE 000-26287 23-2763854
            ----------------------- ------------ -------------------
                       (State or other juris- (Commission
                            (IRS Employer diction of
                           incorporation) File Number)
                               Identification No.)



                   277 Great Valley Parkway, Malvern, PA 19355
        ----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (800)-700-0362

                                       N/A
        ----------------------------------------------------------------
                       (Former name or former address, if
                          changed since last report.)



ITEM 5.    OTHER INFORMATION

For the fourth quarter ended December 31, 2002, the Company reported total revenues of $5.6 million compared to $3.1 million reported during the same period last year. Fourth quarter revenues improved 28% from the third quarter 2002 results of $4.4 million. These increases in revenues were largely due to the Company's shift in strategic direction to the Device Relationship Management market with the acquisition of eMation in December 2001, as well as a hardware sale in the fourth quarter of 2002. Revenue from DRM Systems has increased steadily, growing from $2.1 million in the second quarter of 2002 to $2.8 million in the third quarter and to $3.4 million in the fourth quarter. Additional segment information is included in the attached table.

The Company incurred a fourth quarter 2002 net loss of $(26.0) million or $(0.96) per share, which included intangible asset impairment charges of $22.4 million. This compared to a net loss of $(18.2) million or $(0.87) per share in the fourth quarter of 2001. Excluding the impairment charge, the Company reduced its net loss by 43% from the third quarter 2002 net loss of $(6.3) million as a result of cost reductions and revenue growth.

For the year ended December 31, 2002, total revenues were $18.1 million compared to $7.6 million reported in 2001. Net loss for 2002 was $(51.9) million compared to net income of $1.4 million in 2001. Pro forma net loss for 2002 was $(25.6) million or $(0.95) per share compared to a pro forma net loss of $(35.2) million or $(1.90) per share in 2001.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

99.1 Press Release, dated February 4, 2003, issued by Axeda Systems Inc. announcing its financial results for the fourth quarter and year ended December 31, 2002.

ITEM 9.    REGULATION FD DISCLOSURE

The information in Item 7 and Item 9 of this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7 and Item 9 of this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Axeda Systems Inc. under the Securities Act of 1933, as amended.

On February 4, 2003, the Company issued a press release announcing, among other things, its financial results for the fourth quarter of 2002 and for the year ended December 31, 2002. A copy of the Company's press release is included in this report as Exhibit 99.1.

The following table is provided because the Company believes that pro forma net loss is an additional meaningful measure of our operating performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America.

---------------------------------------------------------------------------------------------
                               Axeda Systems Inc.
---------------------------------------------------------------------------------------------
                      Guidance to the Investment Community
---------------------------------------------------------------------------------------------
In millions, except per share amounts
---------------------------------------------------------------------------------------------
                                         Actual          Low - High            Low - High
----------------------------------------------------------------------------------------------
                                         Q4 2002        Q1 2003 est.           2003 est.
----------------------------------------------------------------------------------------------

Revenues                                    $   5.6     $ 3.0 - $3.6         $ 16.2 - $20.5
----------------------------------------============-====================--===================

Net loss                                     $ 26.0     $ 5.0 - $5.7         $ 10.5 - $13.8
----------------------------------------============-====================--===================
Non-cash expenses (depreciation,
amortization, stock-based
compensation and impairment charges (1) )   $  23.0       $0.7 - $0.8          $3.0 - $3.2
----------------------------------------============-====================--===================
Pro forma net loss (2)                        $ 3.0       $4.2 - $5.0          $7.3 - $10.8
----------------------------------------============-====================--===================
Restructuring costs                          $  0.6       $0.6 - $0.8          $0.6 - $0.8
----------------------------------------============-====================--===================
Pro forma net loss excluding
restructuring costs                         $  2.4       $3.6 - $4.2          $6.5 - $10.2
----------------------------------------============-====================--===================

(1) Q4 2002 includes goodwill and identified intangible asset impairment charges of $22.4.
--------------------------------------------------------------------------------
(2) Pro forma net loss excludes depreciation, amortization of intangible assets, stock-based compensation, losses on disposals of assets and impairment charges.
--------------------------------------------------------------------------------
This document contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expected financial results in the first quarter and full year 2003, reductions in operating expenses, and the Company's growing leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, but are not limited to: the transition in businesses we are currently undergoing; fluctuating quarterly operating results; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; declining sales of the Company's legacy products; the current economic slowdown and the Company's dependence on the cyclical software industry; present and future competition; the Company's ability to manage technological change and respond to evolving industry standards; the Company's ability to manage growth and attract and retain additional personnel; the long sales cycle for DRM solutions; the Company's customers' ability to implement or integrate the Company's DRM solutions successfully and in a timely fashion, receive expected functionality and performance, or achieve benefits attributable to the Company's DRM solutions; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; the Company's ability to raise capital; the potential for NASDAQ delisting if the trading price of the Company's stock remains below $1.00; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Investors are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Axeda Systems Inc.

Date: February 5, 2003        By: /s/ Thomas J. Fogarty
                                  --------------------------
                                      Thomas J. Fogarty,
                                       Executive Vice President and
                                         Chief Financial Officer

                                INDEX TO EXHIBITS

  Exhibit
  Number     Description
=========== ===================================================================
   99.1      Press Release, dated February 4, 2003, issued by Axeda Systems Inc.
             announcing its financial results for the fourth quarter and year ended December 31, 2002.

EXHIBIT 99.1

Press Release, dated February 4, 2003, issued by Axeda Systems Inc. announcing its financial results for the fourth quarter and year ended December 31, 2002.


                                                               Investor Contact:
                                                          Idalia Rodriguez
                                                        Axeda Systems Inc.
                                                              508-851-1247
                                                              IR@axeda.com
                                                           Evan Smith, CFA
                                                            KSCA Worldwide
                                                              212-896-1251
                                                           esmith@kcsa.com

AXEDA SYSTEMS INC. REPORTS 2002 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Revenues up 28%, pro forma net loss reduced by 44%, from third quarter 2002


Mansfield, MA - February 4 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its fourth quarter and year ended December 31, 2002.

For the fourth quarter ended December 31, 2002, the Company reported total revenues of $5.6 million compared to $3.1 million reported during the same period last year. Fourth quarter revenues improved 28% from the third quarter 2002 results of $4.4 million. These increases in revenues were largely due to the Company's shift in strategic direction to the Device Relationship Management market with the acquisition of eMation in December 2001, as well as a hardware sale in the fourth quarter of 2002. Revenue from DRM Systems has increased steadily, growing from $2.1 million in the second quarter of 2002 to $2.8 million in the third quarter and to $3.4 million in the fourth quarter. Additional segment information is included in the attached table.

The Company incurred a fourth quarter 2002 net loss of $(26.0) million or $(0.96) per share, which included intangible asset impairment charges of $22.4 million. This compared to a net loss of $(18.2) million or $(0.87) per share in the fourth quarter of 2001. Excluding the impairment charge, the Company reduced its net loss by 43% from the third quarter 2002 net loss of $(6.3) million as a result of cost reductions and revenue growth.

Pro forma net loss for the fourth quarter of 2002 was $(3.0) million or $(0.11) per share compared to a pro forma net loss of $(10.3) million or $(0.49) per share for the comparable quarter of 2001. Pro forma results for all periods exclude impairment charges, compensation related to stock options and warrants, amortization of intangible assets, gains/losses and related income taxes on disposal of assets and in-process research and development.

As disclosed in the third quarter 2002 news release, the Company conducted its annual impairment test during the fourth quarter as required under the provisions of FASB Statements 142 and 144. This resulted in a non-cash impairment charge of $22.4 million.

For the year ended December 31, 2002, total revenues were $18.1 million compared to $7.6 million reported in 2001. Net loss for 2002 was $(51.9) million compared to net income of $1.4 million in 2001. Pro forma net loss for 2002 was $(25.6) million or $(0.95) per share compared to a pro forma net loss of $(35.2) million or $(1.90) per share in 2001.

"The year 2002 was one of change and progress for Axeda. We significantly increased our customer base, expanded the most comprehensive suite of Device Relationship Management products on the market, and successfully realigned our business," stated Robert M. Russell Jr., Axeda Chairman and CEO. "At the same time we were able to dramatically improve our financial results in a difficult capital spending environment. By exceeding our projections in the second half of the year, we solidified our leadership position in DRM, and built the foundation to achieve profitability and continued growth."

                               Business Highlights
The following highlights were announced since Axeda Systems' last earnings statement:
January 22 - Axeda Automates Usage Tracking for Remote Devices - enables original equipment manufacturers (OEMs) and their service providers to leverage the Internet to automatically retrieve usage data from large populations of devices deployed at their customers, reducing costs and increasing accuracy over manual methods. By making this data instantly available to enterprise business applications, and by providing powerful data analysis and reporting tools for management and service personnel, Axeda Usage automates a wide range of revenue-generating business processes including pay-per-use billing, preventative maintenance, up-selling, consumable re-supply and verification of service level agreements.

January 7 - Chiron licensed the Axeda DRM(TM) system for Blood Screening Devices
- to enable the proactive monitoring, service and support of its Procleix(R) System. In worldwide use today at major blood centers like the American Red Cross, Chiron's Procleix System currently tests more than 70% of the U.S. blood supply. Chiron service professionals will use the Axeda DRM system to remotely monitor Procleix Instrumentation installed at customer facilities, improving service response times and instrument uptimes of these critical medical instruments

January 6 - Axeda Automates Software Release Management For Remote Devices -
A new addition to its proven Axeda DRM(TM) system, this new application is specifically designed to enable original equipment manufacturers (OEMs) and their service providers to automate the process of software release and file management for high-value, intelligent devices deployed remotely at customer sites. The first of its type to be integrated within a full DRM system, the Axeda Software Management application will allow customer support organizations to improve levels of customer service and satisfaction while reducing cost of operations.

December 2 - Toshiba IT-Solutions Corporation enters into agreement to resell Axeda DRM in multiple Japanese markets as part of their Total Solutions offering. Toshiba IT-Solutions will sell and support the Axeda DRM system and provide related implementation, system integration, and managed service offerings to their Japanese customers in a wide range of markets including industrial equipment, medical and scientific instruments, power systems, building automation, traffic control, and computers and information equipment.

November 18 - Axeda sponsors next in series of DRM Leadership ForumsSM at Radiological Society of North America Annual Meeting - Industry thought leaders from Varian Medical Systems, BearingPoint and Axeda discuss enabling proactive service for medical device manufacturers with DRM

November 11 - MAQUET, a division of global surgical and sterilization equipment supplier The Getinge Group, licensed the Axeda DRM(TM) system to enable service operations to remotely monitor, manage and service their diagnosis and patient transfer systems. These new radio-translucent operating tables include MAQUET's Advanced Workplace for Image Guided Surgery (AWIGS) and Vascular Interventional Workplace for Advanced Surgery (VIWAS) integrated surgery and radiology workplaces.

October 29 - SAP(R) Solutions - Axeda integrates device relationship management with SAP Solutions to automatically provide real-time information to SAP solutions from globally distributed devices. The certification of the XML Communication Interface (CA-XML) for integrating its Axeda DRM(TM) System with the mySAP.com(R) e-business platform, extends the value of SAP(R) solutions with real-time device information. Customers who leverage SAP's world leading solutions will be able to benefit from automated access through Axeda DRM to real-time information from remote devices.

                                Business Outlook
The Company experienced strong sequential growth from DRM Systems revenue in recent quarters as detailed in the attached table. We are forecasting that revenues from DRM Systems in the 1st quarter 2003 will be in line with the 4th quarter 2002 at $3.0-$3.6 million, then resuming significant sequential growth. Our 2002 total revenue of $18.1 million included non-DRM Systems revenue of $7.4 million, consisting of PC business and hardware sales that have largely run their course. The Company's DRM Systems revenue projections for 2003 will be in the range of $16.2-$20.5 million as compared to 2002 DRM Systems revenue of $10.7 million.

We continue to aggressively manage our costs to ensure that our expenses are in line with our revenue projections and cash position, and will incur a charge of approximately $0.6-$0.8 million in the first quarter for restructuring costs. We have lowered our cash operating expenses to approximately $6.0 million per quarter, and therefore expect a pro forma loss excluding this restructuring charge of $(3.6)- $(4.2) million in the first quarter, and net loss of $(5.0)-$(5.7) million after adding non-cash costs of $0.8 million and the restructuring cost. For the year we are forecasting a pro forma loss (excluding the restructuring cost and non-cash expenses) of approximately $(6.5) - $(10.2) million, and net loss of $(10.5) -($13.8) million for the year. We are projecting the cash balance at year-end to be between $4.5 - $8.0 million. The largest cash usage will occur in first quarter 2003 due to significantly reducing our liabilities related to disputes and other outstanding items. We are focused on our continued drive to delight our employees, customers and shareholders.

NASDAQ
Axeda has received notification from NASDAQ that the Company does not currently comply with the minimum bid price required for continued listing on the NASDAQ National Market under Marketplace Rules 4450 (a)(5)5. Under the NASDAQ rules, the Company has until April 7, 2003 to regain compliance with the $1.00 per share minimum bid price requirement. Otherwise, NASDAQ may provide notification that the Company will be delisted. At such time, the Company can appeal the determination to a Listing Qualifications Panel, in accordance with NASDAQ rules, or apply for a transfer to the NASDAQ SmallCap Market. NASDAQ recently recommended to the SEC a change to NASDAQ rules, which would extend our April 7, 2003 deadline by 90 days.

Financial Results Conference Call Information
Investors may access the Company's conference call to discuss financial results on Tuesday, February 4, 5:00 p.m. Eastern Time. Investors may access this call live at http://www.axeda.com/q4earnings or dial in to 800-627-7382. A web replay of the call will be available at http://www.axeda.com/q4earnings following the call. A digital recording will be available two hours after the completion of the conference until February 13, 2003, at 706-645-9291, Conference ID: 7444618.

About Axeda
Axeda Systems(TM) Inc. (NASDAQ: XEDA) is the world's leading provider of device relationship management (DRM) enterprise software and services. Axeda helps businesses become more competitive by using the Internet to extract real-time information hidden in their intelligent devices. The Company's flagship product, the Axeda Device Relationship Management System(TM), is a distributed software solution that lets businesses remotely monitor, manage and service intelligent devices, deployed around the world, allowing them to optimize their service, development, sales and manufacturing operations. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Printer and Copier, Industrial and Building Automation, and Semiconductor Equipment industries. Axeda has sales and service offices in the US, Europe and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

About Device Relationship Management
Everyday intelligent devices such as copiers, elevators, vending machines, building control units, medical devices, computers and storage systems, and industrial machines are an important new source of business information. DRM systems allow companies to tap into this valuable information anytime anywhere. Pioneered by Axeda, DRM technology provides a distributed information management system that leverages the Internet to allow timely, accurate, and unbiased information to be communicated automatically between intelligent devices, wherever they are deployed around the world, and service personnel or enterprise business systems. DRM helps turn reactive businesses into proactive businesses providing new sources of revenue, increased operational efficiency and lower costs, with an ROI that is often measured in months.

(C) 2003 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Enterprise, Axeda Software Management, Axeda Supervisor, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. DRM Leadership Alliance, DRM Leadership Forum, DRM Leadership Council, and DRM Integration Program are service marks of Axeda Systems. The Axeda logo and stylized bitstream design are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

This press release contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial results in the first quarter and full year 2003, reductions in operating expenses, and our growing leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, but are not limited to: the transition in businesses we are currently undergoing; fluctuating quarterly operating results; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; declining sales of our legacy products; the current economic slowdown and our dependence on the cyclical software industry; present and future competition; our ability to manage technological change and respond to evolving industry standards; our ability to manage growth and attract and retain additional personnel; the long sales cycle for DRM solutions; our customers' ability to implement or integrate our DRM solutions successfully and in a timely fashion, receive expected functionality and performance, or achieve benefits attributable to our DRM solutions; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; our ability to raise capital; the potential for NASDAQ delisting if the trading price of our stock remains below $1.00; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Investors are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.


Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
                                                                  ###

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
                                                    December 31,
                                       ---------------------------------------
                                             2002                  2001
                                       -----------------      ----------------
                                         (unaudited)            (audited)
Current assets:
Cash and cash equivalents                     $  19,065             $  47,349
Accounts receivable, net                          3,305                 4,623
Inventories, net                                      -                 2,070
Prepaid expenses and
   other current assets                             973                 1,653
                                       -----------------      ----------------
Total current assets                             23,343                55,695

Furniture and equipment, net                      3,111                 2,567
Goodwill                                          3,651                20,819
Identifiable intangible assets, net               2,087                 9,553
Other assets                                        321                   472
                                       -----------------      ----------------
Total assets                                  $  32,513             $  89,106
                                       =================      ================

Current liabilities:
Current portion of notes payable               $    238             $   2,149
Accounts payable                                  2,448                 5,047
Accrued expenses                                  8,015                 8,928
Income taxes payable                                616                 1,075
Deferred revenue                                  1,078                   926
                                       -----------------      ----------------
Total current liabilities                        12,395                18,125

Non-current liabilities:
Notes payable, less current portion                  14                   187
Other non-current liabilities                     1,032                 1,428
                                       -----------------      ----------------
Total liabilities                                13,441                19,740
                                       -----------------      ----------------
Total stockholders' equity                       19,072                69,366
                                       -----------------      ----------------
Total liabilities
   and stockholders' equity                   $  32,513             $  89,106
                                       =================      ================

AXEDA SYSTEMS INC.  AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------
Consolidated Statements of Operations
--------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)
--------------------------------------------------------------------------------------------------------------
                                                                  Quarter Ended            Year Ended
--------------------------------------------------------------------------------------------------------------
                                                                   December 31,            December 31,
--------------------------------------------------------------------------------------------------------------
                                                                 2002         2001      2002         2001
--------------------------------------------------------------------------------------------------------------
                                                                  (unaudited)             (unaudited)
--------------------------------------------------------------------------------------------------------------
Revenues:
License ...................................................   $  3,733    $  2,429    $ 12,772    $  6,036
Services and maintenance ..................................      1,112          35       3,124         442
Hardware ..................................................        732         674       2,233       1,111
                                                                 -----         ---     --------    -------
Total revenues ............................................      5,577       3,138      18,129      7,589
                                                                ------       -----      -------    -------
Cost of revenues:
License ...................................................        453         467       2,849       1,629
Services and maintenance ..................................      1,340         129       4,210         223
Hardware ..................................................          7         678       1,288       1,122
Software amortization .....................................        364         171       1,943         171
Inventory charge...........................................       --         5,082        --        18,502
                                                                ------       -----      ------      ------
Total cost of revenues ....................................      2,164       6,527      10,290      21,647
                                                                ------       -----       -----      ------

Gross profit ..............................................      3,413      (3,389)      7,839     (14,058)
                                                                 -----      ------       -----     -------
Operating expenses:
Research and development
Non-cash compensation .....................................         34          18         163       2,100
Other research and development expense ....................      1,185       1,201       7,162       5,691

Sales and marketing
Non-cash compensation .....................................         16          60          71         147
Other selling and marketing expense .......................      3,014       2,261      16,642       7,670

General and administrative
Non-cash compensation .....................................        102         393       1,304         780
Other general and administrative expense ..................      2,509       3,508      10,955      10,789

Depreciation and amortization .............................        490         431       1,552       2,844
Special charges ...........................................       --          --           820        --
Impairment charges ........................................     22,413       3,916      22,413       3,916
Acquired in-process research and development                      --         3,112        --         3,112
                                                               -------      ------      ------      ------
Total operating expenses ..................................     29,763      14,900      61,082      37,049
                                                                ------      ------      ------      ------

Operating loss ............................................    (26,350)    (18,289)    (53,243)    (51,107)

Other (income) expense:
(Gains) losses on disposal of assets, net .................         15         --          138     (52,037)
Other (income) expense, net ...............................       (510)        133        (554)        133
Interest (income) expense, net ............................        (35)       (186)       (441)     (1,753)
                                                               --------    --------    --------     -------
Income (loss) before income taxes (benefit) ...............    (25,820)    (18,236)    (52,386)      2,550

Provision for income taxes (benefit) ......................        209        --          (459)      1,123
                                                               --------    --------    -------      ------

Net income (loss) .........................................   $(26,029)   $(18,236)   $(51,927)   $  1,427
                                                              ========    ========    ========    ========

Basic net income (loss) per weighted average common share
outstanding................................................   $  (0.96)   $  (0.87)   $  (1.92)   $   0.08
                                                              ========    ========    ========    ========

Diluted net income (loss) per weighted average common share
outstanding................................................   $  (0.96)   $  (0.87)   $  (1.92)   $   0.07
                                                              ========    ========    ========    ========
SHARES

Weighted average number of common shares outstanding used in
calculation of basic net income (loss) per share ............   27,250      20,916      27,064      18,559
                                                                ======      ======      ======      ======

Weighted average number of common shares outstanding used in
calculation of diluted net income (loss) per share ..........   27,250      20,916      27,064      20,195
                                                                ======      ======      ======      ======

Note A: Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill is no longer amortized, beginning January 1, 2002. If the non-amortization provisions of SFAS 142 had been effective in 2001, net (loss), basic net (loss) per share, and diluted net (loss) per share for the three months ended December 31, 2001, would have been $(17,968), $(0.86), and $(0.86), respectively. Net income, basic net income per share, and diluted net income per share for the twelve months ended December 31, 2001, would have been $3,673, $0.20, and $0.18, respectively.

Pro forma results for all periods exclude impairment charges, compensation related to stock options and warrants and amortization of software and other identified intangible assets. Pro forma results for the three months and year ended December 31, 2002 additionally exclude losses on disposals of assets. Pro forma results for the three months ended December 31, 2001 additionally exclude goodwill amortization and in process research and development. Pro forma results for the year ended December 31, 2001 additionally exclude gains on disposals of assets, income taxes on gains on disposals of assets and in-process reasearch and development. (Note 1)


Pro forma net loss .......................................   $ (3,049)   $(10,284)   $(25,637)   $(35,193)
                                                             =========    ========    ========    ========
Basic pro forma net loss per weighted average common share
outstanding ...............................................   $  (0.11)   $  (0.49)   $  (0.95)     $(1.90)
                                                              ========    ========    ========     =======

Note 1: This table is provided because the Company believes that pro forma net loss is an additional meaningful measure of our operating performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America.

Pro Forma Calculations:
Net income (loss) .........................................   $(26,029)   $(18,236)   $(51,927)   $  1,427
Amortization ..............................................        400         453       2,177       2,431
Impairment charges ........................................     22,413       3,916      22,413       3,916
Stock-based compensation ..................................        152         471       1,562       3,027
(Gains) losses on disposals of assets .....................         15        --           138     (52,037)
Income taxes on gains on sales of assets ..................       --          --          --         2,931
Acquired in-process research and development ..............       --         3,112        --         3,112
                                                              --------    ---------   --------    ---------
Pro forma net income (loss)................................   $ (3,049)   $(10,284)   $(25,637)   $(35,193)
                                                              ========    ========    ========    ========

Axeda Systems Inc.
--------------------------------------------------------------------------------
Business Segment Information (Unaudited)
--------------------------------------------------------------------------------
(In thousands, except per share amounts)
--------------------------------------------------------------------------------
Segment information is presented in accordance with Statement of Financial Account Standards No. 131 ("SFAS 131"), "Disclosures About Segments Of An Enterprise And Related Information." This standard requires segmentation based upon the Company's internal organization and disclosure of revenue and operating income based upon internal accounting methods. For the year ended December 31, 2002 the Company had three reportable segments: device relationship management ("DRM"), personal computer ("PC") and Internet appliance hardware ("HW").

                                                         Quarter Ended                             Total Year Ended
------------------------------------------------------------------------------------------------  -------------------
                                  March 31,        June 30,      September 30,    December 31,        December 31,
                                     2002            2002             2002            2002                2002
------------------------------------------------------------------------------------------------  -------------------

DRM                                     2,494           2,204             2,799           3,379          10,876
------------------------------------------------------------------------------------------------  -------------------
PC                                      1,107           1,070             1,426           1,466           5,069
------------------------------------------------------------------------------------------------  -------------------
HW                                      1,039             269               144             732           2,184
------------------------------------------------------------------------------------------------  -------------------
                Total revenues          4,640           3,543             4,369           5,577          18,129
---------------------------------=============---=============---===============--==============   =================